UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2018

CSB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 674-9015

Not Applicable

(Former Name or former address if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)      Effective September 27, 2018, The Commercial and Savings Bank of Millersburg, Ohio (the “Bank”), a wholly owned affiliate of CSB Bancorp Inc. appointed Brett A. Gallion, age 31, as the Bank’s Sr. Vice President, Chief Operating Officer and Chief Information Officer (“COO/CIO”).

Mr. Gallion joined the bank in 2004 while attending West Holmes High School, working in the Bank’s Marketing Department and Banking Centers. He continued his employment at CSB, serving as the Berlin Banking Center Manager, while attending college. He graduated from Kent State University with a Bachelor of Science in Business Administration in August 2010. Mr. Gallion became an officer of the Bank in 2010 and has served in various capacities including Project Manager and most recently as Senior Operation Officer/Senior Information Officer in which he was responsible for the Bank’s daily operations, information technology, information systems, and projects. As COO/CIO, Mr. Gallion oversees all bank operations including loan operations, deposit operations, loan documentation, branch operations and facilities in addition to the bank’s information systems. He is a graduate of the Graduate School of Banking in Madison, Wisconsin.

Mr. Gallion is a board member and current President of Historic Downtown Millersburg and is active throughout the Holmes County community.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

	By:	/s/ Paula J. Meiler
Paula J. Meiler
Date: September 28, 2018		Senior Vice President and Chief Financial Officer